UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 15, 2016

Venaxis, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.
The Board of Directors (the "Board") of Venaxis, Inc., a Colorado corporation (the "Company"), has established the date for the annual meeting of shareholders for 2016 (the "Annual Meeting").  The Annual Meeting will be held on Wednesday, November 30, 2016 at 3:00 p.m. Mountain Time, at the offices of Ballard Spahr LLP, 1225 17th Street, Suite 2300, Denver Colorado.  The purposes of the Annual Meeting include election of directors.
The Company intends to mail its proxy materials to shareholders, and file such proxy materials with the Securities and Exchange Commission (the "SEC") by no later than October 17, 2016.  The Company encourages any shareholders who desire to submit any shareholder proposals for inclusion in the Company's proxy materials, or to propose candidates for director positions, to submit such proposals to the Company as soon as possible.  Shareholder proposals need to be provided in accordance with the requirements of Rule 14a-8 promulgated by the SEC under the Securities Exchange Act of 1934, as amended.  Any proposed candidates for a director position need to be provided to the Company's Nominating and Corporate Governance Committee for consideration in accordance with the Board‑approved process.  For convenience, such process is set forth on Exhibit 99.1 attached to this Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:
Exhibit No.	Document

99.1	Process for proposing a candidate to the Venaxis, Inc. Nominating and Corporate Governance Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Venaxis, Inc.

By:	/s/ Jeffrey G. McGonegal
	Name:	Jeffrey G. McGonegal
	Title:	Chief Financial Officer
Date: September 19, 2016

EXHIBIT INDEX
Exhibit No.	Document

99.1	Process for proposing a candidate to the Venaxis, Inc. Nominating and Corporate Governance Committee.